Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA Exhibit 4.1 SINO CP TALENT LTD. This Corporation is authorized to issue 75,000,000 Common Shares and 25,000,000 Preferred Shares $0.001 Par Value THIS CERTIFIES THAT SPECIMEN is the owner of fully paid and nonassessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D. President Secretary/Treasurer SHARES NUMBER 21

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate, and do hereby irreoocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of